                                                               EXHIBIT 10(lxxiv)

                                 AMENDMENT NO. 2
                                     TO THE
                      NACCO MATERIALS HANDLING GROUP, INC.
                      LONG-TERM INCENTIVE COMPENSATION PLAN
                        (EFFECTIVE AS OF JANUARY 1, 2000)

         NACCO Materials Handling Group, Inc. (the "Company"), on the order of the Compensation Committee of the Board of Directors of the Company, hereby adopts this Amendment No. 2 to the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (Effective as of January 1, 2000) (the "Plan") effective as of the dates indicated herein. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                    Section 1

         Effective as of January 1, 2003, clause (c) of the second sentence of
Section 4 of the Plan is hereby amended in its entirety to read as follows:

"(c) salaried employees of the Company or a Subsidiary who are participants in the NACCO Materials Handling Group, Inc. Senior Executive Long-Term Incentive Compensation Plan for a particular Award Year shall not be eligible to participate in this Plan and receive an Award hereunder for the same Award Year."

                                    Section 2

         Effective as of January 1, 2002, Section 5(b) of the Plan is hereby amended in its entirety to read as follows:

         "Effective during April of the calendar year following the Award Year, the Committee shall approve (i) a preliminary calculation of the amount of each Award based upon the application of the formula (as in effect at the calculation date) and actual performance to the Target Awards previously determined in accordance with Section 5(a); and (ii) a final calculation of the amount of each Award to be granted to each Participant for the Award Year (the "Grant Date" of such Award being January 1st of the calendar year following the Award Year). The Committee shall have the power to increase or decrease the amount of any Award above or below the amount determined in accordance with Section 5(b)(i); provided, however, no Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined by the Committee."

                                    Section 3

         Effective as of January 1, 2003, Section 5(c) of the Plan is hereby amended in its entirety to read as follows:

         "(c) Calculations of Target Awards shall initially be based on the Participant's Hay Salary Grade as of January 1 of the Award Year. However, as determined by the Chief Executive Officer of the Company with the consent of the Committee (in their sole and absolute discretion) if (i) a Participant receives a change in Hay Salary Grade, salary midpoint and/or long-term incentive compensation target percentage, such change may be reflected in a pro-rata Target Award and (ii) employees hired into or promoted into a position eligible to participate in the Plan (as specified in Section 4 above) during an Award Year will, if designated as a Plan Participant by the Chief Executive Officer of the Company with the consent of the Committee, be assigned a pro-rated Target Award based on their length of service during an Award Year. In order to be eligible to receive an Award for an Award Year, the Participant must be employed by the Company or a Subsidiary and must be a Participant on December 31 of the Award Year; provided, however, that if a Participant dies, becomes disabled or Retires during the Award Year, the Participant shall be entitled to a pro-rata portion of the Award for such Award Year, based on the number of days the Participant was actually employed by the Company or a Subsidiary during the Award Year."

                           EXECUTED this 12th day of February, 2003.

                                            NACCO MATERIALS HANDLING GROUP, INC.

                                            By: /s/ Charles A. Bittenbender
                                               ----------------------------
                                            Title: Assistant Secretary